                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
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                Securities Exchange Act of 1934 (Amendment No. )

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    Rule 14a-6(e)(2))
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                                 SunSource Inc.
-----------------------------------------------------------------------------
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

                                 (LOGO) SUNSOURCE



                                                                  April 7, 1998





To our Stockholders:


     You are cordially invited to attend our first Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. on Tuesday, April 28, 1998 at The Union League, 140 South Broad Street, Philadelphia, PA.


     At the meeting we will take action on the election of directors, approval of a 1998 Equity Compensation Plan and approval of a plan to pay a portion of outside directors fees in Common Shares. We will also review SunSource's 1997 performance and answer your questions.


     Enclosed with this Proxy Statement is your proxy card, the 1997 Annual Report, and a Question and Answer brochure regarding the 1998 Equity Compensation Plan. We encourage you to read this Proxy Statement and sign and return your proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.







                                        Sincerely yours,

                                        /s/ Donald T. Marshall
                                        ---------------------------------
                                        DONALD T. MARSHALL
                                        Chairman

                                SunSource Inc.
                             3000 One Logan Square
                            Philadelphia, PA 19103






                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, APRIL 28, 1998




     The Annual Meeting of Stockholders of SunSource Inc. will be held at 10:00 a.m. on Tuesday, April 28, 1998 at The Union League, 140 South Broad Street, Philadelphia, PA to consider and take action on the following:

       1. Election of directors.

       2. Approval of the 1998 Equity Compensation Plan.

       3. Approval of the Stock Compensation Plan for Non-Employee Directors.

       4. The transaction of other business that may be properly presented.

     Your Board of Directors recommends a vote in favor of all three proposals.


     For information on the proposals, you are urged to read the Proxy Statement that follows.

     Stockholders of record at the close of business on March 31, 1998 will be entitled to vote at the Annual Meeting or any adjournments of the meeting. A list of such stockholders will be available for examination at the offices of the Company, 3000 One Logan Square, Philadelphia, PA for ten days prior to the date of the meeting.



                                         By Order of the Board of Directors


                                         /s/ Joseph M. Corvino
                                         ------------------------------------
                                         Joseph M. Corvino
                                         Secretary





April 7, 1998

                               TABLE OF CONTENTS


PROXY STATEMENT ............................................        1
VOTING PROCEDURES ..........................................        1
   Revoking Your Proxy .....................................        1
   Vote Required and Method of Counting Votes ..............        1
   Other Business ..........................................        1
BOARD OF DIRECTORS .........................................        1
   Election of Directors ...................................        1
   Board Meetings; Committees of the Board .................        2
   Compensation of Directors ...............................        3
OWNERSHIP OF COMMON SHARES .................................        3
REPORT OF COMPENSATION COMMITTEE ...........................        4
   Base Salary .............................................        4
   Annual Bonus ............................................        4
   Long-Term Incentive .....................................        4
   Compensation of the Chief Executive Officer .............        5
   Deductibility of Compensation ...........................        5
STOCK PERFORMANCE CHART ....................................        6
EXECUTIVE COMPENSATION .....................................        7
   Summary Compensation Table ..............................        7
   Deferred Compensation Plans .............................        7
   Change in Control Arrangements ..........................        8
APPROVAL OF PROPOSED 1998 EQUITY COMPENSATION PLAN .........        8
APPROVAL OF PROPOSED STOCK COMPENSATION PLAN
 FOR NON-EMPLOYEE DIRECTORS ................................       14
OTHER INFORMATION ..........................................       16
   Certain Related Transactions ............................       16
   Independent Accountants .................................       16
   Shareholder Proposals ...................................       16
   Expenses of Solicitation ................................       16
SUNSOURCE INC. 1998 EQUITY COMPENSATION PLAN ...............  Annex A
STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS .........  Annex B

                                PROXY STATEMENT

     The Board of Directors of SunSource Inc. is soliciting your proxy for voting at the Annual Meeting of Stockholders. This Proxy Statement is being mailed to stockholders on April 7, 1998.

                               VOTING PROCEDURES

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend our Annual Meeting of Stockholders, please take the time to vote by completing and mailing the enclosed proxy card. We have included a postage-prepaid envelope for your convenience.

     If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

Revoking Your Proxy

     If you later wish to revoke your proxy, you may do so by: (1) sending a written statement to that effect to the Secretary of the Company; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the annual meeting.

Vote Required and Method of Counting Votes

   o Number of Shares Outstanding and Quorum. At the close of business on the record date, March 31, 1998, there were 7,215,344 Common Shares outstanding and entitled to vote at the annual meeting. A majority of the outstanding Common Shares present in person or by proxy is required for a quorum to transact business at the meeting.

   o Vote Required. The following is an explanation of the vote required for each of the three items to be voted on at the annual meeting.

Item 1 -- Election of Directors.

     The nominees receiving the highest number of votes will be elected. If you do not wish your shares to be voted for a particular nominee, you may so indicate in the space provided on the proxy card.

Item 2 -- Approval of 1998 Equity Compensation Plan and Item 3 -- Approval of Stock Compensation Plan for Non-Employee Directors.

     The affirmative vote of a majority of the Common Shares present in person or by proxy is required for approval of Items 2 and 3. Shares represented by proxy which are marked "abstain" will have the effect of a vote against Items 2 and 3. A "broker non-vote" (when a broker does not have authority to vote on a particular issue) will have no effect on the vote.

Other Business

     We know of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the proxy card intend to vote your shares in accordance with their best judgment.

                              BOARD OF DIRECTORS

     The Company is the successor to SunSource L.P. (the "Partnership") as a result of the conversion to corporate form on September 30, 1997 (the "Conversion"). References to the Company in this Proxy Statement include the Partnership, the general partner of the Partnership (SDI Partners I, L.P.) and its general partner (Lehman/SDI, Inc.).

Election of Directors

     Seven nominees, all of whom are presently directors of the Company, are being proposed for election at the meeting.

     Ernest L. Ransome, III, who has served as a director since 1987, is retiring as a director at the annual meeting. Eliot M. Fried and Henri I. Talerman, who have served as directors since 1994 and 1995, respectively, resigned from the Board in March upon completion of the public offering of Common Shares held by affiliates of Lehman Brothers, Inc.

     The shares represented by your proxy card will be voted, unless authority to vote is withheld, "FOR" the election of the seven nominees. If any of the nominees are unavailable for election, the number of directors to be elected at the meeting will be reduced.

     The following sets forth information with respect to each nominee.

                                            Principal Occupation; Five Year
    Name, Age and Year                         Employment History; Other
  First Became Director                              Directorships
-------------------------   --------------------------------------------------------------
O. Gordon Brewer, Jr., 61
 1987 ...................   Vice President-Finance of Ikon Office Solutions (formerly
                            Alco Standard Corporation) for more than the past five
                            years; Director, Corporate Insurance Reinsurance Limited
Norman V. Edmonson, 57
 1987 ...................   Executive Vice President of the Company since December
                            1994; Group Vice President prior thereto
Arnold S. Hoffman, 62
 1987 ...................   Senior Managing Director in Corporate Finance of Legg
                            Mason Wood Walker, Incorporated since April 1995;
                            Managing Director prior thereto; Director, Intelligent
                            Electronics Incorporated
Robert E. Keith, Jr., 56
 1997 ...................   Managing Director and Chief Executive Officer of TL
                            Ventures (a venture capital firm) for more than the past five years; President and Chief Executive Officer of Technology
                            Leaders Management, Inc. from February 1996; President
                            and Chief Operating Officer prior thereto; Director,
                            Cambridge Technology Partners, National Media Corporation,
                            Navigator, Safeguard Scientifics, Inc. and Wave
                            Technologies International
Donald T. Marshall, 64
 1987 ...................   Chairman and Chief Executive Officer of the Company for
                            more than the past five years
John P. McDonnell, 63
 1995 ...................   President and Chief Operating Officer of the Company
                            since December 1994; Group Vice President prior thereto
Donald A. Scott, 68
 1987 ...................   Partner of Morgan, Lewis & Bockius LLP for more than
                            the past five years; Director Provident Mutual Life
                            Insurance Company

     Your Board of Directors recommends a vote in favor of the election of these nominees.

Board Meetings; Committees of the Board

     The Board of Directors met eight times in 1997.

     The Board has two standing committees: the Audit Committee whose members are Mr. Brewer and Mr. Ransome; and the Compensation Committee whose members are Mr. Hoffman and Mr. Keith (upon his election as a director in December
1997). The Audit Committee met four times in 1997; the Compensation Committee met once.

     The Audit Committee reviews the performance and independence of the Company's independent accountants, makes an annual recommendation to the Board with respect to the appointment of independent accountants, approves the general nature of the services to be performed and solicits and reviews the accountants' recommendations. The Committee also consults with the Company's financial officers and internal auditors.

     The Compensation Committee reviews the Company's compensation policies and executive compensation changes and makes recommendations on compensation plans.

     The Board does not have a Nominating Committee. The Board will consider recommendations for nominees for director from stockholders, who should submit such recommendations in writing to the Secretary of the Company. Pursuant to the Company's Bylaws, a nomination by a stockholder of a person for election as a director must be made not later than 60 days nor earlier than 90 days prior to the anniversary of the preceding year's annual meeting in writing with the information specified in the Bylaws.

Compensation of Directors

     Employee directors receive no additional compensation for serving as a director.

     During 1997 non-employee directors received an annual retainer of $14,000 plus $1,000 for each Board or committee meeting attended. For 1998, the retainer has been increased to $20,000 with one half to be paid in Common Shares if the stockholders approve the Stock Compensation Plan for Non-Employee Directors described in this Proxy Statement.

     Messrs. Brewer and Ransome also served on a Special Committee of the Board to review, evaluate and reach a determination on the fairness of the Conversion to the limited partners and to make a recommendation to the Board with respect to the Conversion. As compensation for serving on the Special Committee, they were each paid a retainer of $20,000 plus $1,000 for each Committee meeting attended.

                          OWNERSHIP OF COMMON SHARES

     The following table shows for (i) each director, (ii) each executive officer named in the summary compensation table, (iii) certain persons known to the Company to own beneficially more than 5% of the outstanding Common Shares, and (iv) all officers and directors as a group, the beneficial ownership of Common Shares as of March 27, 1998. Percentage amounts represent less than 1% of the outstanding Common Shares unless otherwise indicated.

                                                           Common
          Name of Beneficial Owner                         Shares            Percent
          ------------------------                         ------            -------
Directors and Executive Officers
--------------------------------
O. Gordon Brewer, Jr. ......................                   250               --
Harold J. Cornelius ........................                27,770               --
Norman V. Edmonson .........................               440,729              6.1%
Max W. Hillman, Jr. ........................                30,220               --
Arnold S. Hoffman ..........................                 3,250 (1)           --
Robert E. Keith, Jr. .......................                 2,000               --
Donald T. Marshall .........................               698,988              9.7%
John P. McDonnell ..........................               211,208              2.9%
Ernest L. Ransome, III .....................                 1,250 (2)           --
Donald A. Scott ............................                 2,250               --
All directors and executive officers as a
 group (13 persons) ........................             1,454,041             20.2%
Other 5% Owner
--------------
Lehman Brothers Capital Partners I .........               524,106 (3)          7.3%
3 World Financial Center
New York, NY 10285

------------
(1) Does not include a limited partnership interest in Lehman Brothers Capital Partners I owned by Mr. Hoffman for which he will receive 6,002 Common Shares in June 1998. Includes 750 Common Shares owned by Hoffman Investment Co., of which Mr. Hoffman is Managing Partner. In addition, Mr. Hoffman's children own 1,000 Common Shares with respect to which he disclaims beneficial ownership.

(2) 625 of these Common Shares are held in a trust, of which Mr. Ransome is a trustee.

(3) These Common Shares will be distributed to the individual limited partners of Lehman Brothers Capital Partners I in June 1998.

     Pursuant to a Stockholders Agreement dated as of July 31, 1997, Messrs. Cornelius, Corvino, Edmonson, Hillman, Marshall and McDonnell (the "Senior Executives") have agreed to vote, in the same proportion as the unaffiliated Common Shares that are voted on any matter, that percentage of Excess Voting Shares held by them that equals the percentage of unaffiliated Common Shares that are voted on such matter. "Excess Voting Shares" means the Common Shares beneficially owned by the Senior Executives that represent voting power in excess of the respective voting powers they would have had immediately prior to the Conversion in a vote of the holders of Class A Interests and Class B Interests voting together as a single class.

                       REPORT OF COMPENSATION COMMITTEE

     The Company's compensation program for executive officers is designed to attract, retain, and motivate superior executive talent and to align a significant portion of each officer's total compensation with the performance of the applicable business unit, the Company and the interests of the Company's stockholders.

     SunSource maintains a highly leveraged pay for performance compensation program recognizing and supporting its high risk/high reward business strategy and culture. When performance is exceptional, rewards can be substantial and well above average/median labor market values. When performance falls short of expectations, there may be no incentive award payouts.

     The Company has implemented a competitive total compensation program for executive officers composed of the following elements discussed below: base salary, annual bonus; and long-term incentive compensation.

Base Salary

     Executive base salaries reflect the Company's operating philosophy, culture and business direction with each salary determined subjectively by the skills, experience and performance level of the individual executive, and the needs and resources of the Company. Base salaries are targeted to medial market levels based on reviews of published salary surveys and peer company compensation conducted by an independent compensation consulting firm. The Committee believes that the Company's most direct competitors for executive talent are not necessarily restricted to those companies that are included in the industry index used to compare stockholder returns, but encompass a broader group of companies engaged in the recruitment and retention of executive talent in competition with the Company. Thus, the compensation peer group is not the same as, and is broader than, the companies comprising the peer group index as it appears in the graph under the caption "Comparison of Five-Year Cumulative Total Returns". See "Stock Performance Chart."

Annual Bonus

     Annual bonuses may be earned by executive officers and key employees under the Company's annual bonus plans. Payments under these plans are based on the performance of the overall Company or the business unit over which the individual has a direct influence. Annual bonus targets and goals are recommended by the CEO. The goals incorporate the achievement of business plan income targets, Return on Assets ("ROA") and Return on Average Net Tangible Assets ("ROANTA") as well as the achievement of non-financial management business objectives. The mix and weighting of the goals vary by business unit and are subjectively determined. The level of achievement of the goals determines the level of bonus. The maximum payout is two times the annual bonus target.

Long-Term Incentive

     Through 1997, SunSource has utilized a Deferred Compensation Plan for Division Presidents (the "Presidents' Plan") and a Long-Term Performance Share Plan (the "Share Plan") for its officers.

     SunSource also maintains a Deferred Compensation Plan for Key Employees (the "Key Employee Plan") which allows for deferral of cash compensation from salary and annual bonuses. Executive deferrals can grow at mutual fund investment rates.

     Under the Presidents' Plan, presidents of business units can earn deferred compensation based on annual performance results using the goals described in the annual bonus section above. Presidents' Plan awards unconditionally vest at the rate of 20% per year over the five-year period from the date earned.

     The Share Plan is based upon annual and cumulative net income performance for a five-year term ending December 31, 1998.

     As a result of the Conversion, participants became 100% vested in the awards earned through December 31, 1996 in accordance with the change of control provisions of the Presidents' Plan and the Share Plan.

     Awards under the Presidents' Plan have been made for 1997. The Share Plan continues to run from January 1, 1997 to December 31, 1998, to complete the Share Plan's original five-year performance cycle. Awards resulting from 1997 performance have been deferred under the Share Plan and will become payable following December 31,1998.

     Subject to stockholder approval of the proposed 1998 Equity Compensation Plan, the Presidents' Plan will be canceled effective December 31, 1997 and the Share Plan will be canceled and awards that would have resulted from 1998 performance will be canceled. In the event that stockholders do not approve the 1998 Equity Compensation Plan, the Presidents' Plan will continue indefinitely and the Share Plan will continue through December 31, 1998 and awards for 1998 under the Share Plan will be earned and paid out in accordance with the Share Plan's provisions.

     In 1998, the Board has adopted and has recommended for stockholder approval the 1998 Equity Compensation Plan. See "Approval of Proposed 1998 Equity Compensation Plan." The new plan is designed to instill the economic incentives of ownership, create management incentives to improve stockholder value and, through the use of vesting periods, encourage executives to remain with the Company and focus on long-term results.

     The plan is designed to drive performance and reward top officers and key employees when there is an increase in stock price or earnings per share (for corporate employees) or an increase in income growth, excluding extraordinary events (for the business unit employees). The maximum payout will be 100% of the targeted long-term incentive as defined by the CEO with the approval of the Compensation Committee.

     Initial grants of awards are intended to be made in 1999 based on 1998 performance. The Committee intends to award stock options to qualifying participants with the number of shares awarded varying according to position responsibility, salary and performance results.

     The number of shares awarded would be determined by first setting a maximum number of shares and then measuring performance of the Company and business units to compute actual stock option grants up to the maximum.

Compensation of the Chief Executive Officer

     During 1997, Mr. Marshall's base salary was increased to $495,000 to recognize his leadership in the growth of the Company, the value he has created for shareholders and the successful conversion to a stock company. Mr. Marshall's 1997 annual bonus was $51,087, reflecting the Company's achievement of its 1997 performance goals. Additionally, his earned 1997 Share Plan award was $602,137 as the result of the Company's 1997 performance.

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code subjects public companies to limits on the deductibility of certain executive compensation for taxable years beginning on or after January 1, 1994. It limits deductible compensation for the executive officers named in the Summary Compensation Table to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation under plans approved by stockholders.

     In submitting the 1998 Equity Compensation Plan to stockholders for approval, the Committee intends to qualify those awards that would be considered performance-based for exemption under Section 162(m). The

Committee will continue to examine the impact of the deductibility limit on the Company and the executive group to determine when and if other aspects of the executive compensation program are affected by the limit and the appropriate actions necessary for the best interests of the stockholders.


                            STOCK PERFORMANCE CHART

     The following graph compares the cumulative total stockholder return on the Company's Common Shares (and Class B Interests of the Partnership) for the five years ended December 31, 1997, with the cumulative total return on the Russell 2000 Index and an industry peer group index. The 1997 Peer Group is comprised of Applied Industrial Technologies, Inc.; Barnes Group, Inc.; Genuine Parts Company; W.W. Grainger, Inc.; Hughes Supply, Inc.; Lawson Products, Inc. and NCH Corporation. These companies were selected based on their similarities in the aggregate to the Company.

     The cumulative total shareholder return computations set forth in the performance graph assume the investment of $100 on December 31, 1992, and the reinvestment of all dividends, except Class B tax distributions of the Company under partnership form as discussed below. The returns of each company in the 1997 Peer Group have been weighted according to the respective company's stock market capitalization.

     For periods prior to September 30, 1997, the Company was traded as a master limited partnership. For those periods, the index includes returns on Class B interests only due to the fact that those interests were converted into Common Shares upon conversion to corporate form on September 30, 1997 (one post-split share of the Company's Common Shares for four Class B Interests). Also, for the periods under which the Company was a partnership, amounts distributed to partners representing tax distributions were excluded from the calculation based on the assumption that that type of distribution would not be reinvested. The Class B tax distributions were intended to cover the partners' tax liability on taxable income allocated from the Partnership.

    250 |---------------------------------------------------------------------|
        |                                                                     |
        |                                                                     |
        |                                                                     |
        |                                                                    #|
    200 |---------------------------------------------------------------------|
 D      |                                                                     |
        |                                                      #             @|
 O      |                                                                    *|
        |                                                      @              |
 L  150 |----------------------------------------#----------------------------|
        |                                        *                            |
 L      |              #*            #*          @             *              |
        |                                                                     |
 A      |               @             @                                       |
    100 |*#@------------------------------------------------------------------|
 R      |                                                                     |
        |                                                                     |
 S      |                                                                     |
        |                                                                     |
     50 |---------------------------------------------------------------------|
        |                                                                     |
        |                                                                     |
        |                                                                     |
        |                                                                     |
      0 |---------------------------------------------------------------------|
       1992          1993          1994         1995          1996          1997


-------------------------------------------------------------------------------
                      1992     1993      1994       1995       1996       1997
-------------------------------------------------------------------------------
SunSource Inc.  *     100      121       121        143        118        169
Russell 2000    #     100      119       117        150        175        214
1997 Peer Group @     100      107       108        124        145        175

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth all cash compensation paid and accrued for services rendered during the three years ended December 31, 1997, by each of the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose remuneration exceeded $100,000.


                                                                     Long Term
                                     Annual Compensation               Share
         Name and            -----------------------------------    Performance         All Other
    Principal Position        Year     Salary (1)     Bonus (2)       Plan (3)        Compensation
--------------------------   ------   ------------   -----------   -------------   ------------------
Donald T. Marshall           1997      $ 521,031      $ 51,087      $1,126,486      $ 13,649 (4)
Chairman and Chief           1996        452,509        45,230              --        11,749 (4)
Executive Officer            1995        488,688         4,347              --        10,234 (4)
John P. McDonnell            1997        426,302        43,354         354,036         3,383 (4)
President and Chief          1996        358,105        22,692              --         3,273 (4)
Operating Officer            1995        374,451        32,812              --         2,500 (4)
Norman V. Edmonson           1997        353,622        53,862         740,261         2,198 (4)
Executive Vice President     1996        308,125       105,600              --         1,923 (4)
                             1995        333,849        82,200              --         1,638 (4)
Harold J. Cornelius          1997        318,608        10,000         354,036            --
Group Vice President         1996        280,107         7,101              --        19,000 (5)
                             1995        291,609        27,400              --           --
Max W. Hillman, Jr.          1997        384,991        66,816         354,036       296,975 (5)
Group Vice President         1996        269,816            --              --        29,000 (5)
                             1995        268,920        36,350              --        50,186 (5)

------------
(1) Represents base salary plus other types of miscellaneous compensation.

(2) Represents earned bonus for services rendered in each year. Does not include the Management Fee payable to the General Partner. See "Other Information" -- Certain Related Transactions" below.

(3) Represents deferred compensation awarded under the Share Plan for the three years ended December 31, 1996 which was accelerated as a result of the Conversion.

(4) Represents primarily term life insurance premiums paid by SDI Operating Partners, L.P. (the "Operating Partnership") for the benefit of the named executive officer.

(5) Represents deferred compensation awarded under the President's Plan for services rendered in the year. The awards for 1995 and 1996 vested as a result of the Conversion. The award for 1997 unconditionally vests at the rate of 20% per year over the five-year period from the date earned.

     The above table excludes deferred compensation awards earned for the year ended December 31, 1997 by the executive officers in accordance with the Share Plan since the awards earned are subject to reduction or forfeiture through 1998 if performance goals are not achieved. The value of the awards credited as of December 31, 1997, for each executive officer are as follows: Donald T. Marshall, $602,137; John P. McDonnell, $237,205; Norman V. Edmonson, $401,425; Harold J. Cornelius, $-0-; and Max W. Hillman, Jr., $-0-. The Share Plan will be terminated upon approval of the 1998 Equity Compensation Plan and the awards earned through December 31, 1997 will be eligible for distribution in early 1999.

     No stock options have been granted by the Company. As set forth elsewhere in this Proxy Statement, the adoption of the 1998 Equity Compensation Plan is being submitted to the stockholders for their approval.

Deferred Compensation Plans

     The Company's deferred compensation plans are described in this proxy statement in "Report of Compensation Committee -- Long-Term Incentive."

Change in Control Arrangements

     The executive officers named above were participants in the President's Plan and the Share Plan in certain years. Upon a change in control, the plans provide for payment of all vested and non-vested amounts including accrued interest. A change of control occurred at September 30, 1997 as a result of the Conversion because a majority of the directors of Lehman/SDI, Inc. did not continue as directors of Lehman/SDI, Inc. after the Conversion.

     The Company adopted the Key Employee Plan effective December 1,1996, to offer key employees an opportunity to defer a portion of their compensation including bonuses and any amounts credited to the accounts of such employees which otherwise may become payable to such employees under other incentive compensation programs maintained by the Company. This plan allowed participants eligible for accelerated payments under the change in control provision of the deferred compensation plans to elect to continue to defer their balances. The amount of deferred compensation balances that became payable as a result of the Conversion and eligible for elective deferral was $10.4 million. Approximately $8.2 million of these balances eligible for payment were deferred and approximately $2.2 million were paid. Messrs. Marshall, McDonnell, Edmonson, Cornelius, and Hillman elected to defer their balances.

              APPROVAL OF PROPOSED 1998 EQUITY COMPENSATION PLAN

     At its March 3, 1998 meeting, the Board approved a modification to the manner in which the Company provides incentive compensation to designated employees of the Company and its subsidiaries. At the meeting, the Board terminated, subject to stockholder approval of the 1998 Equity Compensation Plan, the Presidents' Plan and the Share Plan. In the place of the terminated plans the Board adopted, subject to stockholder approval, the 1998 Equity Compensation Plan (the "1998 Equity Plan").

     A copy of the 1998 Equity Plan is attached as Annex A to this Proxy Statement. This summary contains all material elements of the 1998 Equity Plan but does not purport to be complete and is subject to and qualified in its entirety by reference to Annex A.

Purposes

     The 1998 Equity Plan provides employees and non-employee members of the Board with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards and performance units (hereinafter collectively referred to as "Grants" or "Awards"). The Company believes that the 1998 Equity Plan will encourage participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

Administration

     The 1998 Equity Plan is administered and interpreted by the Compensation Committee of the Board or a subcommittee thereof (the "Committee"). The Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and non-employee directors as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding the foregoing, the Board may ratify or approve (and, in the case of Grants to the members of the Committee, shall approve) Grants, in which case references to the Committee shall be deemed to include the Board. The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the 1998 Equity Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) deal with any other matters arising under the 1998 Equity Plan. Grants shall be made in accordance with a compensation policy established by the Committee which may require that Grants are made upon accomplishment of certain goals that relate to the financial performance of the Company or its operating units, the performance of Common Shares, individual performance, or such other criteria as the Committee deems appropriate.

Participation

     Grants may be made to any employees (including officers and Directors) and non-employee directors. It is anticipated that up to 60 employees and two directors will be eligible for Grants under the 1998 Equity Plan. Awards under the 1998 Equity Plan may consist of grants of stock options ("Options"), stock awards ("Stock Awards"), stock appreciation rights ("SARs"), and performance units ("Performance Units"). All Grants shall be subject to the terms and conditions set forth in the 1998 Equity Plan and to such other terms and conditions consistent with the 1998 Equity Plan as the Committee deems appropriate. Grants under the 1998 Equity Plan need not be uniform as among the grantees.

Authorized Shares

     The Board reserved 2,000,000 Common Shares for issuance over the ten year term of the 1998 Equity Plan, subject to adjustment as described in "Adjustment Provisions" below. However, no more than the Applicable Percentage of the number of Common Shares issued and outstanding on the effective date of the 1998 Equity Plan and at any time thereafter may be issued or transferred under the 1998 Equity Plan. The Applicable Percentage shall be five percent (5%) as of April 28, 1998 (the effective date of the 1998 Equity Plan), and shall increase by five percent (5%) on each anniversary of the effective date; provided that the Applicable Percentage shall not exceed twenty-five percent (25%). In no event, however, shall the aggregate number of Common Shares that may be issued or transferred under the 1998 Equity Plan be less than the number of Common Shares previously issued or transferred under the 1998 Equity Plan or subject to then outstanding Grants. The maximum aggregate number of Common Shares that may be subject to Grants made under the 1998 Equity Plan to any one individual during any calendar year shall be 200,000 shares. The shares may be authorized but unissued Common Shares or reacquired Common Shares, including shares purchased by the Company on the open market for purposes of the 1998 Equity Plan. If and to the extent options granted under the 1998 Equity Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any stock awards are forfeited, the shares subject to such Grants shall again be available for purposes of the 1998 Equity Plan.

     The closing price of the Common Shares reported on the New York Stock Exchange on March 27, 1998, was $29 7/16 per share.

Options

     The Committee may grant Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or Options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth in the 1998 Equity Plan. The exercise price to purchase Common Shares subject to an Option under the 1998 Equity Plan will be determined by the Committee and may be equal to or greater than the fair market value of a Common Share on the date the Option is granted. An Incentive Stock Option may not be granted to an employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" of the Company (within the meaning of sections 424(e) and 424(f) of the Code, respectively), unless the exercise price per share is not less than 110% of the fair market value of a Common Share on the date of grant. Notwithstanding the foregoing, the exercise price per share of Grants of Nonqualified Stock Options may be at less than the fair market value of a Common Share, but not less than (85%) of the fair market value of a Common Share, on the date the Option is granted; provided that the Grant is subject to the satisfaction of performance goals established by the Committee. The Committee shall determine the term of each Option which shall not exceed ten years from the date of grant. However, an Incentive Stock

Option that is granted to an employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering Common Shares owned by the participant having a fair market value on the date of exercise equal to the exercise price or (iii) by any other method approved by the Committee. The Committee may permit a participant to instruct the Company to deliver the Common Shares due upon the exercise to a designated broker instead of to the participant.

Stock Awards

     The Committee may issue or transfer Common Shares to any employee or non-employee Director under a Stock Award, upon such terms as the Committee deems appropriate. The Committee may grant Stock Awards with restrictions that shall lapse over a period of time or restrictions that otherwise limit the transferability of the Common Shares ("Restricted Stock"). The Committee may also grant Stock Awards not subject to any such restrictions ("Unrestricted Stock"); provided that Grants of Unrestricted Stock may only be made if the Grant is subject to the satisfaction of performance goals established by the Committee. Common Shares issued or transferred pursuant to Restricted Stock Grants or Unrestricted Stock Grants may be issued or transferred for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The maximum number of Common Shares that may be issued or transferred as Stock Awards at any time shall not exceed twenty-five percent (25%) of the aggregate number of Common Shares that may then be issued or transferred under the 1998 Equity Plan.

Stock Appreciation Rights

     The Committee may grant stock appreciation rights ("SARs") to an employee or non-employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share exercise price of the related Option or, if there is no related Option, the fair market value of a Common Share as of the date of Grant of the SAR.

Performance Units

     The Committee may grant performance units ("Performance Units") to an employee. Each Performance Unit represents the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit may be based on the fair market value of a Common Share or on such other measurement base as the Committee deems appropriate. The Committee may grant Performance Units that represent the right to receive a specified number of Common Shares, Options or SARs. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured, performance goals applicable to the Performance Units and such other conditions of the Grant as the Committee deems appropriate. Performance goals may relate to the financial performance of the Company or its operating units, the performance of Common Shares, individual performance, or such other criteria as the Committee deems appropriate.

Section 162(m)

     Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of Stock Options and the value of shares received when the shares of Restricted Stock became transferable (or such other time when income is recognized). An exception exists, however, for "qualified performance-based compensation." The 1998 Equity Plan is intended to allow Awards and Grants to meet the requirements of "qualified performance-based compensation."

     Stock options and SARs should generally meet the requirements of "qualified performance-based compensation," if the exercise price is at least equal to the fair market value of the Common Shares on the date of grant. In addition, the Committee may grant Performance Units and Stock Awards that are intended to be "qualified performance-based compensation" under section 162(m) of the Code. In that event, the Committee will establish in writing the objective performance goals that must be met and other conditions of the award before the beginning of the annual incentive period (or within 90 days after its commencement) or during such other period permitted by section 162(m) of the Code. The performance goals may relate to the employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Committee will not have discretion to increase the amount of compensation that is payable upon achievement of performance goals. At the end of each performance period, the Committee will certify the results of the performance goals and the extent to which the performance goals have been met.

Transferability

     Grants are generally not transferable by the participant, except in the event of death. However, the Committee may permit participants to transfer Nonqualified Stock Options to certain family members on such terms as the Committee deems appropriate.

Amendment and Termination

     The Board may amend or terminate the 1998 Equity Plan at any time; provided, however, that the Board shall not amend the 1998 Equity Plan without stockholder approval if such approval is required by section 422 of the Code or section 162(m) of the Code. The 1998 Equity Plan will terminate on the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board or extended by the Board with approval of the stockholders.

Adjustment Provisions

     In the event of stock splits, stock dividends, recapitalization, or other similar changes in the outstanding Common Shares, the Committee shall appropriately adjust: (i) the maximum number of Common Shares available for Grants and the individual share limits, (ii) the number of shares covered by outstanding Grants, (iii) the kind of shares issued under the 1998 Equity Plan and (iv) the price per share or market value of Grants, and such adjustments will be effective and binding for all purposes of the 1998 Equity Plan.

Change of Control of the Company

     In the event of a change of control, unless the Committee determines otherwise, all outstanding Options and SARs shall automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse, and Grantees holding Performance Units shall receive a payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Grantee's target payment for the performance period and the portion of the performance period that precedes the change of control.

     A "change of control" will be deemed to have occurred if (i) any person (other than management) commences a tender offer for, or becomes a beneficial owner of, 20% or more of the voting power of the outstanding securities of the Company; (ii) the Company ceases to own, directly or indirectly, all of the interests in the

Operating Partnership; (iii) a transaction is approved in which the stockholders of the Company will not own 75% or more of the voting power of the surviving entity or members of the Board of Directors of the Company prior to the transaction will not constitute a majority of the Board of Directors of the surviving entity; (iv) all or substantially all of the assets of the Company or the Operating Partnership are sold; (v) the Company or the Operating Partnership liquidates or dissolves; or (vi) a majority of the Board of Directors of the Company shall cease to consist of current directors or directors whose election has been approved by a majority of the Board of Directors. A transaction involving a reorganization of the Company and its subsidiaries shall not be deemed to be a change in control so long as substantially all of the assets owned by the Operating Partnership immediately prior to the transaction continue to be owned directly or indirectly by the Company.

Federal Income Tax Treatment

     The following generally describes the current federal income tax treatment of Grants under the 1998 Equity Plan. Local and state tax authorities may also tax incentive compensation awarded under the 1998 Equity Plan, and tax laws are subject to change.

     There are no federal income tax consequences to a participant or to the Company upon the grant of a Nonqualified Stock Option under the 1998 Equity Plan. Upon the exercise of a Nonqualified Stock Option, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the Nonqualified Stock Option, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of a Nonqualified Stock Option, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the Nonqualified Stock Option).

     A participant who is granted an Incentive Stock Option will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the Incentive Stock Option. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an Incentive Stock Option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A participant who disposes of the shares acquired upon exercise of an Incentive Stock Option after two years from the date the Incentive Stock Option was granted and after one year from the date such shares were transferred to him or her upon exercise of the Incentive Stock Option will recognize capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the Incentive Stock Option. Generally, if a participant disposes of the shares acquired upon exercise of an Incentive Stock Option before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. However, the amount of ordinary income cannot be more than the total amount of gain realized on the sale (amount received on the disqualifying disposition less the exercise price). A participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant).

     A participant normally will not recognize taxable income upon receiving Restricted Stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the Restricted Stock is awarded in an amount equal to the fair market value of the shares subject to the Restricted Stock Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. A participant will have a capital gain or loss upon subsequent disposition of the shares in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount paid for the restricted stock, if any, plus the amount of ordinary income recognized by the participant).

     There are no federal income tax consequences to a participant or to the Company upon the grant of an SAR under the 1998 Equity Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in Common Shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the Common Shares (the amount of ordinary income recognized by the participant at the time of exercise of the
SAR).

     There are no federal income tax consequences to a participant or to the Company upon the grant of Performance Units under the 1998 Equity Plan. If the participant receives payment of the Performance Units in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives payment of the Performance Units in Common Shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the payment of the Performance Units. Upon the sale of any shares acquired upon payment of the Performance Units, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the Common Shares (the amount of ordinary income recognized by the participant at the time of the payment of the Performance Units).

     The rate at which a participant's capital gain will be taxed generally depends on how long the stock is held by the participant.

     The Company's income tax deduction in any of the foregoing cases may be limited by the $1,000,000 limit of section 162(m) of the Code if the Grant does not qualify as "qualified performance-based compensation" under section 162(m) of the Code. See "Section 162(m)" above.

Tax Withholding

     The Company has the right to deduct from all Grants paid in cash or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect thereto, and the participant or other person receiving Common Shares under the 1998 Equity Plan will be required to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such shares. With the approval of the Committee, a participant may elect to satisfy the Company's income tax withholding obligation by withholding shares received.

New Plan Benefits

     Because no Grants will be made under the 1998 Equity Plan until after stockholder approval of the 1998 Equity Plan is obtained, the number of Awards are not determinable at this time.

Action by Stockholders

     Approval of this proposal requires the affirmative vote of the holders of a majority of the Common Shares present, either in person or by proxy, at the annual meeting and entitled to vote. Since the aggregate number of shares for which a vote "For", "Against", or "Abstain" is made will be counted in determining the minimum number of affirmative votes required for approval of the proposal, an abstention will have the same legal effect as a vote "Against" the proposal.

     The Board of Directors recommends that stockholders vote FOR approval of the 1998 Equity Compensation Plan.

                 APPROVAL OF PROPOSED STOCK COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

     The Board of Directors of the Company has adopted, subject to stockholder approval, the Stock Compensation Plan for Non-Employee Directors (the "Directors' Plan"). A copy of the Directors' Plan is attached as Annex B to this Proxy Statement. This summary contains all material elements of the Directors' Plan but does not purport to be complete and is subject to and qualified in its entirety by reference to Annex B.

     The basic terms of the Directors' Plan are:

   o A mandatory grant of Common Shares equal to one-half the value of the annual retainer to each non-employee director in lieu of a cash payment. As stated above under "Board of Directors -- Compensation of Directors" the annual retainer for 1998 has been fixed at $20,000.

   o Beginning in 1999, directors will have the option to receive up to 100% of the balance of their annual retainer in Common Shares.

   o 75,000 Common Shares are reserved for future issuance pursuant to awards.

Purposes

     The purposes of the Directors' Plan are to further the Company's long-term financial success by providing for stock awards to non-employee directors; increase the proprietary interest of such persons by providing further opportunity for ownership of Common Shares; and to more closely align the interests of such persons with the interests of the Company's stockholders.

Administration

     The Directors' Plan will be administered and interpreted by the Board of Directors of the Company.

Participation

     Non-employee members of the Board of Directors of the Company elected at an annual meeting or chosen as a director thereafter will participate in the Directors' Plan for that year.

Authorized Shares

     The aggregate number of Common Shares reserved for issuance under the Directors' Plan will be 75,000, subject to adjustment as described below.

Adjustments

     The Directors' Plan provides that the Board of Directors shall make such equitable changes or adjustments as it deems necessary to the maximum number or class of shares available under the Directors' Plan, and the number and class of Common Shares to be delivered thereunder in the event that the Board of Directors determines that adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants in the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, spin-off or similar corporate transaction.

Delivery of Common Shares

     For each calendar year commencing with the calendar year beginning January 1, 1998, each non-employee director who is elected a director of the Company at the annual meeting of stockholders or chosen as a director thereafter shall receive a whole number of Common Shares equal in value to 50% of the director's retainer fee payable for services as a director during such calendar year (including any additional retainer fee payable for service as a chairperson of a committee) in lieu of payment of such percentage of the retainer fee in cash. Such shares shall be issued to each such non-employee director quarterly.

     Each such share shall be valued at the average of the high and low prices of a Common Share on the Composite Tape for New York Stock Exchange Listed Stocks, as reported in The Wall Street Journal on the last business day preceding the share payment date. The value of fractional shares shall be paid in cash.

     For each calendar year commencing with the calendar year beginning January 1, 1999, each non-employee director may elect to receive a whole number of Common Shares equal in value to up to 100% of the balance of the director's retainer fee payable for services as a director during such calendar year (including any additional retainer fee payable for serving as a chairperson of a committee) in lieu of payment of such percentage of the retainer fee in cash. Such election may be made in incremental amounts of 5% of the total retainer fee.

Term of Plan

     The Directors' Plan will become effective upon approval by the stockholders at the Annual Meeting to be held on April 28, 1998. The Directors' Plan will remain in effect until December 31, 2007, unless sooner terminated by the Board of Directors.

Amendment

     The Board of Directors may alter, amend, suspend, or terminate the Directors' Plan at any time except that no amendment which requires stockholder approval under Delaware law, under the rules of any securities exchange on which the shares may be listed, or in order for the Directors' Plan to continue to comply with Rule 16b-3 shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company.

Federal Income Tax Treatment

     The following generally describes the current federal income tax treatment of grants under the Director's Plan. Local and state tax authorities may also tax compensation awarded under the Director's Plan, and tax laws are subject to change.

     A non-employee director will recognize ordinary income in an amount equal to the fair market value of the Common Shares received and the Company generally will be entitled to a corresponding federal income tax deduction at the time of the payment. Upon the sale of any shares acquired under the Director's Plan, a non-employee director will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the individual's adjusted tax basis in the Common Shares (the amount of ordinary income recognized by the non-employee director at the time of the grant). The rate at which a non-employee director's capital gain will be taxed generally depends on how long the stock is held.

New Plan Benefits

     All non-employee directors of the Company will participate in the Directors' Plan. After the annual meeting there will initially be five non-employee directors (including Mr. Edmonson who plans to retire as an employee in May 1998). Assuming a share price of $29 and continued service by these directors in 1998, approximately 1,725 Common Shares will be awarded under the Directors' Plan in 1998.

Action by Stockholders

     Approval of this proposal requires the affirmative vote of the holders of a majority of the Common Shares present, either in person or by proxy, at the annual meeting and entitled to vote. Since the aggregate number of shares for which a vote "For", "Against", or "Abstain" is made will be counted in determining the minimum number of affirmative votes required for approval of the proposal, an abstention will have the same legal effect as a vote "Against" the proposal.

     The Board of Directors recommends that stockholders vote FOR approval of the Stock Compensation Plan for Non-Employee Directors.

                               OTHER INFORMATION

Certain Related Transactions

     During the nine month period ending September 30, 1997 when the Conversion became effective, SDI Operating Partners, L.P. paid a management fee of $2,490,561 to the General Partner which was owned 53.8% by Lehman/SDI, Inc. and 46.2% by management. The interests of Lehman/SDI, Inc. and the executive officers in this fee were as follows: Lehman/SDI, Inc., $1,339,922; Harold J. Cornelius, $69,038; Joseph M. Corvino, $23,013; Norman V. Edmonson, $287,660; Max W. Hillman, Jr., $69,038; Donald T. Marshall, $448,749; and John P. McDonnell, $138,077.

     As a result of the Conversion, Lehman/SDI, Inc. received 538,000 Common Shares in exchange for its general partner interest in the General Partner and the executive officers of the Company received a total of 415,800 Common Shares in exchange for their limited partner interests in the General Partner as follows: Harold J. Cornelius, 27,720 shares; Joseph M. Corvino, 9,240 shares; Norman V. Edmonson, 115,500 shares; Max W. Hillman, Jr., 27,720 shares; Donald
T. Marshall, 180,180 shares; and John P. McDonnell, 55,440 shares.

     Legg Mason Wood Walker, Incorporated, of which Mr. Hoffman is an officer, was among the four managing underwriters for the public offering in which the Company sold 796,408 Common Shares.

     Mr. Scott is a partner in Morgan, Lewis & Bockius LLP, a law firm which performed services for the Company in 1997. The Company proposes to have this firm perform similar services as needed during the current fiscal year. The Company also subleased some office space from the firm in 1997.

Independent Accountants

     Coopers & Lybrand L.L.P. audited the financial statements of the Company for 1997 and has been selected as the Company's independent accountants for 1998. Representatives of that firm are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Shareholder Proposals

     An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 1999 annual meeting must notify the Secretary of the Company. The proposal must be received at the Company's offices no later than December 1, 1998. A stockholder must have been a record or beneficial owner of at least one percent of the outstanding Common Shares or Common Shares with a market value of $1,000 for at least one year prior to submitting the proposal and must continue to own such shares through the date on which the meeting is held.

Expenses of Solicitation

     The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by Company officers without additional compensation. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who will mail proxy material to their customers or principals. In addition, D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of $7,500 plus associated costs and expenses.

                                                                       Annex A


                                 SUNSOURCE INC.

                         1998 EQUITY COMPENSATION PLAN

     The purpose of the SunSource Inc. 1998 Equity Compensation Plan (the "Plan") is to provide (i) designated officers (including officers who are also directors) and other employees of SunSource Inc. (the "Company") and its subsidiaries, and (ii) non-employee members of the board of directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards and performance units (hereinafter collectively referred to as "Grants"). The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders. For purposes of the Plan, the term subsidiary shall refer to any company (whether a corporation, partnership, joint venture or other entity) in which the Company owns, directly or indirectly, a majority of the shares of capital stock or other equity interest.

1. Administration

     (a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and non-employee directors as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding the foregoing, the Board may ratify or approve (and, in the case of Grants to the members of the Committee, shall approve) Grants, in which case references to the Committee shall be deemed to include the Board.

     (b) Committee Authority. The Committee shall have the sole authority to
(i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) deal with any other matters arising under the Plan. Grants shall be made in accordance with a compensation policy established by the Committee which may require that Grants are made upon accomplishment of certain goals that relate to the financial performance of the Company or its operating units, the performance of the common stock of the Company (the "Company Stock"), individual performance, or such other criteria as the Committee deems appropriate. A description of the business criteria to be used, and the procedures to be followed in awarding qualified performance-based compensation are set forth in Section 9.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2. Grants

     Awards under the Plan may consist of grants of stock options as described in Section 5 ("Options"), stock awards as described in Section 6 ("Stock Awards"), stock appreciation rights as described in Section 7 ("SARs"), and performance units as described in Section 8 ("Performance Units"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3. Shares Subject to the Plan

     (a) Shares Authorized. The aggregate number of shares of Company Stock ("Common Shares") that may be issued or transferred under the Plan is 2,000,000 shares; but no more than the Applicable Percentage of the number of Common Shares issued and outstanding on the effective date of the Plan and at any time thereafter may be issued or transferred under the Plan. The Applicable Percentage shall be five percent (5%) as of the effective date of the Plan and shall increase by five percent (5%) on each anniversary of the effective date; provided that the Applicable Percentage shall not exceed twenty-five percent (25%). In no event, however shall the aggregate number of Common Shares that may be issued or transferred under the Plan be less than the number of Common Shares previously issued or transferred under the Plan or subject to then outstanding Grants. The maximum number of Common Shares that may be issued or transferred as Stock Awards at any time shall not exceed twenty-five percent (25%) of the aggregate number of Common Shares that may then be issued or transferred under the Plan. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of Common Shares that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 200,000 shares. The shares may be authorized but unissued Common Shares or reacquired Common Shares, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

     (b) Adjustments. If there is any change in the number or kind of Common Shares outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or
(iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding Common Shares is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of Common Shares available for Grants, the maximum number of Common Shares that any individual participating in the Plan may be granted in a year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Common Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4. Eligibility for Participation

     (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan.

     (b) Selection of Grantees. The Committee shall select the Employees and Non-Employee Directors to receive Grants and determine the number of Common Shares subject to a particular Grant in such manner as the Committee determines pursuant to Section 1(b). Employees and Non- Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

5. Granting of Options

     (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of Common Shares that will be subject to each Grant of Options to any Employee or Non-Employee Director.

     (b) Type of Option and Price.

       (i) The Committee may grant Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or Options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. However, Incentive

   Stock Options may not be granted to any Non-Employee Director and may only be granted to an Employee who is employed by the Company or any "parent corporation" or "subsidiary corporation" (within the meaning of sections 424(e) and 424(f) of the Code, respectively).

       (ii) The purchase price (the "Exercise Price") per share of Company Stock subject to any Option shall be determined by the Committee and shall not be less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" of the Company (within the meaning of sections 424(e) and 424(f) of the Code, respectively), unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant. Notwithstanding the foregoing, the Exercise Price per share of Grants of Nonqualified Stock Options may be at less than the Fair Market Value of Company Stock, but not less than (85%) of the Fair Market Value of Company Stock, on the date the Option is granted; provided that the Grant is subject to the satisfaction of performance goals established by the Committee in accordance with Sections 8 or 9.

       (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (1) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (2) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee, in its sole discretion, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment or Service.

       (i) Except as provided below and in Section 11, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee or Non-Employee Director. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than a "disability", death, or termination for "cause", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

       (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for "cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company. In the event a Grantee's employment or service is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

       (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

       (iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in
     Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

       (v) For purposes of this Section 5(e) and Sections 6, 7, 8 and 9:

          (A) The term "Company" shall mean the Company and its parent and subsidiaries.

          (B) "Employed by, or provide service to, the Company" shall mean employment or service as an Employee or Non-Employee Director (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee or Non-Employee Director), unless the Committee determines otherwise.

          (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

          (D) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee has: (i) breached his or her employment or service contract with the Company;
        (ii) failed to adequately perform assigned duties (if the Grantee does not have an employment agreement) and does not remedy such breach within 30 days after receiving written notice specifying the details thereof; (iii) been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service; or (iv) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Committee with payment of the Exercise Price. The Grantee shall pay the Exercise Price specified in the Grant Instrument (1) in cash, (2) with the approval of the Committee, by delivering Common Shares owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (3) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Such notice may instruct the Company to deliver Common Shares due upon the exercise of the Option to any registered broker or dealer designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender a notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker. Common Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or "parent corporation" or "subsidiary corporation" of the Company (within the meaning of sections 424(e) and 424(f) of the Code, respectively), exceeds $100,000, then such Option, as to the excess, shall be treated as a Nonqualified Stock Option.

6. Stock Awards

     The Committee may issue or transfer Common Shares to any Employee or Non-Employee Director under a Stock Award, upon such terms as the Committee deems appropriate. The Committee may grant Stock Awards with restrictions that shall lapse over a period of time or restrictions that otherwise limit the transferability of the Company Stock ("Restricted Stock"). The Committee may also grant Stock Awards not subject to any such restrictions ("Unrestricted Stock"); provided that Grants of Unrestricted Stock may only be made if the Grant is subject to the satisfaction of performance goals established by the Committee in accordance with Sections 8 or 9. The following provisions are applicable to Stock Awards:

     (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants or Unrestricted Stock Grants may be issued or transferred for consideration or for no consideration, at the sole discretion of the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

     (b) Number of Shares. The Committee shall determine the number of Common Shares to be issued or transferred pursuant to a Restricted Stock Grant or an Unrestricted Stock Grant and, in the case of a Restricted Stock Grant, the restrictions applicable to such shares.

     (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those Common Shares must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 11(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to receive a stock certificate or certificates, or have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions, as applicable, when all restrictions on such shares have lapsed. The Committee, in its sole discretion, may determine that the Company will not issue certificates for shares of Restricted Stock, or that the Company retain possession of certificates for any shares issued pursuant to a Restricted Stock Grant, until all restrictions on such shares have lapsed.

     (e) Right to Vote and to Receive Cash Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote any shares of Restricted Stock for which certificates have been issued or transferred to the Grantee and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

     (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period.

7. Stock Appreciation Rights

     (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to an Employee or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a Common Share as of the date of Grant of the SAR.

     (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Common Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option or the transfer of a Nonqualified Stock Option under Section 11(b), the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Common Shares.

     (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

     (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Share or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

     (e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Common Shares, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Common Shares to be received, Common Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If Common Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

8. Performance Units

     (a) General Requirements. The Committee may grant performance units ("Performance Units") to an Employee. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit may be based on the Fair Market Value of a Common Share or on such other measurement base as the Committee deems appropriate. Anything contained herein to the contrary notwithstanding, the Committee may grant Performance Units that represent the right to receive a specified number of Common Shares, Options or SARs. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

     (b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

     (c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units may be made in cash, in Common Shares, or in a combination of the two, as determined by the Committee. If and to the extent Performance Units represent the right to receive a specified number of Common Shares, Options or SARs, payment of such Performance Units shall be made in such form.

     (d) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

9. Qualified Performance-Based Compensation

     (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that a Grant to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The provisions of this Section 9 shall apply to Grants that are to be considered "qualified performance-based compensation" under Section 162(m) of the Code.

     (b) Performance Goals. When a Grant is to be considered "qualified performance-based compensation," the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

     (c) Establishment of Performance Goals. The Committee shall establish the Performance Goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The Performance Goals shall satisfy the requirements for qualified performance-based compensation, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Goals.

     (d) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the Performance Goals have been met, Grants of Restricted Stock for the Performance Period shall be forfeited, and amounts under the Performance Units shall not be paid.

10. Withholding of Taxes

     (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from the amount payable under a Grant or from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Stock Award by having shares withheld up to an amount that does not exceed the applicable withholding tax for federal (including
FICA), state and local tax liabilities. The election must be in the form and manner prescribed by the Committee and is subject to the prior approval of the Committee.

11. Transferability of Grants

     (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. The Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

12. Change of Control of the Company

     As used herein, a "Change of Control" shall be deemed to have occurred if:

     (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the management group of Harold J. Cornelius, Joseph M. Corvino, Norman V. Edmonson, Max W. Hillman, Donald T. Marshall, and John P. McDonnell, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the voting power of the then outstanding securities of the Company.

     (b) The Company ceases to own, directly or indirectly, all of the general and limited partnership interests in SDI Operating Partners, L.P.

     (c) (i) A transaction is approved in which the stockholders of the Company immediately before the transaction will not beneficially own, immediately after the transaction, shares entitling such stockholders to 75% or more of all votes to which all stockholders of the surviving entity would be entitled in the election of directors or other governing persons (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the board of directors, immediately prior to the transaction, would not, immediately after the transaction, constitute a majority of the board of directors of the surviving entity, (ii) the sale or other disposition of all or substantially all of the assets of the Company, SunSub A Inc., SunSub B Inc. or SDI Operating Partners, L.P., or (iii) a liquidation or dissolution of the Company or SDI Operating Partners, L.P.

     (d) Notwithstanding the foregoing, a Change of Control shall not occur as a result of a reorganization of SunSub A Inc., SunSub B Inc., SDI Operating Partners, L.P. and/or SDI Partners I, L.P.; provided that substantially all the assets of SDI Operating Partners, L.P. continue to be owned directly or indirectly by the Company.

     (e) Any person has commenced a tender offer or exchange offer for 20% or more of the voting power of the then outstanding securities of the Company.

     (f) A majority of the Board shall cease for any reason to consist of (1) individuals who on the effective date hereof are serving as directors of the Company, or (2) individuals who subsequently become members of the Board and whose nomination for election or election to the Board is recommended or approved by a majority of the Board.

13. Consequences of a Change of Control

     (a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse, and (iv) Grantees holding Performance Units shall receive a payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Grantee's target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

     (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

     (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Common Shares subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or
(ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d) Committee. The Committee making the determinations under this Section 13 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Subsections
(a) and (b) shall apply, and the Committee shall not have discretion to vary them.

   (e) Limitations.

          (1) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

          (2) The Committee shall limit the application of Section 13 if it determines that: (i) a Grantee will receive an "excess parachute payment," as defined in Section 280G of the Code, that will be subject to an excise tax under Section 4999 of the Code, and (ii) the Committee's imposition of limits on the application of Section 13 will result in a Grantee receiving a larger amount on an after-tax basis than he would have received had the Committee not imposed such limitations. If the Committee must limit application of Section 13 as a result of the foregoing, it shall do so in a manner that (A) maximizes total compensation paid to the Grantee without causing any compensation to be subject to the excise tax under Section 4999 of the Code, and (B) unless the Committee determines otherwise, restores, in the following order, Options, SARs, Restricted Stock and Performance Units on a share-by-share or unit-by-unit basis, to the terms that applied before the Change of Control.

14. Requirements for Issuance or Transfer of Shares

     No Common Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Common Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing Common Shares issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

15. Amendment and Termination of the Plan

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required by section 422 of the Code or section 162(m) of the Code.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 21(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 21(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

16. Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

17. Rights of Participants

     Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights. Except as otherwise provided by the Committee, a Grantee or Successor Grantee shall have no rights as a stockholder with respect to any Common Shares covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

18. No Fractional Shares

     No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19. Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

20. Effective Date of the Plan

     This Plan shall be effective upon approval of the Plan by the Company's stockholders.

21. Miscellaneous

     (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Common Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to
Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successor under the Exchange Act. In addition, it is the intent of the Company that Grants under the Plan intended to comply with the applicable provisions of Sections 162(m) and 422 of the Code, so comply. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under
Section 16 of the Exchange Act or Section 162(m) or 422 of the Code, that provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware.

                                                                        Annex B


                                SUNSOURCE INC.
                          STOCK COMPENSATION PLAN FOR
                            NON-EMPLOYEE DIRECTORS

1. Purpose

     1.1 SunSource Inc. (the "Company") has established the Equity Plan for Non-Employee Directors (the "Plan") to further its long-term financial success by providing for stock awards to non-employee directors of the Company. The Plan is intended to increase the proprietary interest of such persons by providing further opportunity for ownership of the Company's Common Shares ("Shares") and to more closely align the interests of such persons with the interests of the Company's stockholders.

     1.2 All elections and transactions under the Plan by persons subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") involving Shares are intended to comply with all exemptive conditions under Rule 16b-3. The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder. To the extent that any provision of the Plan, the administrative guidelines, or any action or omission with respect to the Plan (including any action by an Eligible Director, as hereinafter defined, that does not satisfy the exemptive conditions under Rule 16b-3 or otherwise) is inconsistent with Section 16, the provision, guidelines or act or omission shall be deemed null and void, as permitted by applicable law.

2. Administration

     2.1 The Plan shall be administered by the Board of Directors of the Company (the "Board").

     2.2 The Board may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined in the sole discretion of the Board, and any such determination shall be final and binding on all persons. All determinations of the Board shall be made by a majority of its members at a meeting duly called pursuant to the provisions of the By-laws of the Company. The Board may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable.

     2.3 All costs and expenses involved in administering the Plan shall be borne by the Company.

     2.4 For purposes of the Plan, an "Eligible Director" shall be a member of the Board who is not an employee of the Company or any subsidiary or affiliate of the Company. If any Eligible Director at any time becomes such an employee, he or she shall thereupon cease to be an Eligible Director.

3. Common Shares

     3.1 Shares Reserved. Shares which may be issued under the Plan may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company, provided that the total number of Shares which may be issued under the Plan shall not exceed 75,000 Shares, subject to adjustment in accordance with Section 3.2 hereof.

     3.2 Capital Adjustments. In the event that the Board shall determine that any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, spin-off or a similar corporate transaction affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Directors under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary to the maximum number or class of Shares available under the Plan, and the number or class of Shares of Stock to be delivered hereunder.

4. Delivery of Shares

     4.1 Mandatory Portion. For each calendar year commencing with the calendar year beginning January 1, 1998, each Eligible Director who is elected a director of the Company at the annual meeting of stockholders or chosen as a director thereafter shall receive a whole number of Shares equal in value to 50% of his or her retainer fee payable for services as a director during such calendar year (including any additional retainer fee payable for service as a chairperson of a committee of the Board) in lieu of payment of such percentage of the retainer fee in cash. Such Shares shall be issued to each such Eligible Director quarterly (the "Share Payment Date").

     Each such Share shall be valued at the average of the high and low prices of a Common Share on the Composite Tape for New York Stock Exchange Listed Stocks, as reported in The Wall Street Journal on the last business day preceding the Share Payment Date (the "Share Value Price"). The value of fractional shares shall be paid to the Eligible Director in cash.

     4.2 Elective Portion. For each calendar year commencing with the calendar year beginning January 1, 1999, each Eligible Director elected at the annual meeting of stockholders in such year or chosen as a director thereafter may elect to receive a whole number of Shares equal in value (based on the Share Value Price) to up to 100 percent of the balance of his or her retainer fee payable for services as a director during such calendar year (including any additional retainer fee payable for serving as a chairperson of a committee of the Board) in lieu of payment of such percentage of the retainer fee in cash. Such election may be made in incremental amounts of 5 percent of the total retainer fee. Such Shares shall be delivered to each Eligible Director on the Share Payment Date. The value of fractional shares shall be paid to the Eligible Director in cash. Any such election shall be irrevocable and shall be made in writing in accordance with written procedures adopted by the Board of Directors.

     4.3 Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state, or local income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to an Eligible Director upon such terms and conditions as the Company may prescribed.

5. Term of Plan

     5.1 The Plan is subject to approval by the stockholders of the Company at the 1998 Annual Meeting of Shareholders. In no event shall any delivery of Shares be made to any director or other person under the Plan until such time as stockholder approval of the Plan is obtained.

     5.2 The Plan shall remain in effect until December 31, 2007, unless sooner terminated by the Board.

6. Amendment; Termination

     6.1 The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, no amendment which requires stockholder approval under applicable Delaware law, under the rules of any securities exchange on which the Shares may be listed, or in order for the Plan to continue to comply with Rule 16b-3 shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company.

7. Miscellaneous

     7.1 Nothing in this Plan shall be construed as conferring any right upon any director to continuance as a member of the Board.

     7.2 This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

     7.3 This Plan shall not be construed to require the Company to fund any amount payable under the Plan, to create a trust of any kind or to set aside or earmark any monies or other assets specifically for payments under the Plan.

     7.4 Notwithstanding any other provision of this Plan, the Company shall not be required to award or deliver any certificate for Common Shares under this Plan prior to fulfillment of all of the following conditions:

       (a) Any required listing or approval or notice of issuance of such Shares on any securities exchange on which the Common Shares may then be traded;

       (b) Any registration or other qualification of such Shares under any state or federal law or regulation or other qualification which the Board shall upon the advice of counsel deem necessary or advisable; and

       (c) The obtaining of any other required consent or approval or permit from any state or federal government agency.

     7.5 No right under this Plan shall be transferable or otherwise subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or the law of descent and distribution.

                                    SUNSOURCE

                   SELECTED QUESTIONS AND ANSWERS REGARDING
                          THE PROPOSAL TO APPROVE THE
                         1998 EQUITY COMPENSATION PLAN
                       (Question No. 2 on the Proxy Card)

1. What has been proposed for approval by the stockholders?

   You are being asked to consider and vote on a proposal to modify the manner in which SunSource (the "Company") provides incentive compensation to designated employees of the Company and its subsidiaries. The Company has a long history of providing various forms of incentive-based deferred compensation to key employees based on annual Company/business unit performance. Since the Company converted from partnership to corporate form September 30, 1997, Management and the Board of Directors of the Company have been evaluating the use of stock-based incentive compensation. As a result of this process, the Company is proposing a new plan, the 1998 Equity Compensation Plan (the "1998 Equity Plan") to replace the existing cash-basis deferred compensation programs. The 1998 Equity Plan is designed to establish a variety of long-term incentive award programs for designated officers and other employees of SunSource Inc. These programs include grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards and performance units. The 1998 Equity Plan, as proposed, is included in the enclosed proxy as Annex A.



2. What does the Company intend to provide under the 1998 Equity Plan?

   The Company, under the administration of the Compensation Committee of the Board of Directors, would like to establish regular annual stock compensation grant opportunities for the most senior executive group and create a pool of stock compensation grant opportunities that can be awarded on a selective and discretionary basis to other critical employees. The 1998 Equity Plan will maintain the current highly leveraged pay for performance strategy by linking the size of stock option grants to the outcomes of annual Company/business unit performance.



3. What impact will the 1998 Equity Plan have on Earnings Per Share?

   The Company estimates that the adoption of the 1998 Equity Plan will result in a favorable impact on earnings per share because the dilution from issuing additional shares under the 1998 Equity Plan is more than offset by the expense savings resulting from the termination of the existing programs. The amounts charged to income under the Company's cash-basis deferred compensation plans were $3.2 million in 1997, $1.1 million in 1996 and $2.3 million in 1995. These charges would be eliminated in large part due to the accounting treatment for stock options which would replace the existing deferred compensation programs. In the event that the stockholders do not approve the 1998 Equity Plan, the existing cash-basis defined compensation programs will continue indefinitely.

4. How will the Company determine the number of shares to be authorized for the 1998 Equity Plan?

   The Company's compensation consultants determined the number of shares to be utilized annually and over a 5-year period under the designated award program. As stated in the 1998 Equity Plan, no more than the Applicable Percentage of the number of Common Shares issued and outstanding on the effective date of the 1998 Equity Plan and at any time thereafter may be issued or transferred under the 1998 Equity Plan. The Applicable Percentage shall be five percent (5%) as of April 28, 1998 (the effective date of the 1998 Equity Plan), and shall increase by five percent (5%) on each anniversary of the effective date; provided that the Applicable Percentage shall not exceed (25%). The number of shares to be utilized for the senior management group that already participate in the current cash-basis deferred compensation programs is expected to be approximately 3.6% annually of the total shares outstanding - around the 90th percentile of peer companies and general industry. The number of shares to be utilized for the other critical employees is expected to be approximately 1.4% annually of the total shares outstanding.


5. What are the reasons the Company believes the 1998 Equity Plan will be beneficial?

   As noted above, the 1998 Equity Plan will generate accretion in Earnings Per Share and cash flow savings through the change in the primary form of currency for long-term incentives/deferred compensation awards. In addition, the 1998 Equity Plan will provide the following:
    o Create a greater link between management and stockholders through conversion of the current "cash basis" deferred compensation to a stock-based plan;
    o Generate shareholder wealth for the Company by all members of management having an equity interest in the Company;
    o Maintain current high risk/high reward performance benchmarks and pay philosophy.


6. How should I vote on the 1998 Equity Plan?

   You are urged to review the accompanying Proxy Statement carefully. In making your decision, you should consider that the Company urges you to vote "FOR" the adoption of the 1998 Equity Plan proposal.


7. Who can I call for more information?

   In order to respond to your questions, SunSource has appointed D.F. King & Co., Inc. as the Information Agent for stockholders desiring additional information. You may call them toll free at 1-800-488-8075. Please have your Proxy Card available when you call.

                                REVOCABLE PROXY
                                 SunSource Inc.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         Annual Meeting of Stockholders
                           to be Held April 28, 1998

     This Proxy is solicited on behalf of SunSource Inc. The undersigned hereby appoints Norman V. Edmonson and Joseph M. Corvino or either of them acting alone in the absence of the other, the attorneys, agents and proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") of SunSource Inc. to be held at The Union League, 140 South Broad Street, Philadelphia, Pennsylvania on April 28, 1998 at 10:00 a.m., local time, or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

                                                       With-          For All
                                            For        hold           Except
1. DIRECTORS.
   A vote for election of the following
   directors (except as marked to the
   contrary below):                        /  /        /  /            /  /

   O. Gordon Brewer, Jr., Norman V. Edmonson, Arnold S. Hoffman, Robert E. Keith, Jr., Donald T. Marshall, John P. McDonnell and Donald A. Scott

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark
              "For All Except" and write that nominee's name in the space provided below.

-------------------------------------------------------------------------------

                                                   For      Against     Abstain
2. PROPOSAL. To approve the 1998 Equity
   Compensation Plan.                              / /       / /         / /

3. PROPOSAL. To approve the Stock Compensation
   Plan for Non-Employee Directors                / /        / /         / /

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1, 2 AND 3.

4. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

     This Proxy when properly executed will be voted as specified. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the Proxy will be voted "FOR" Proposals 1, 2 and 3. If any other business is properly presented at the Annual Meeting, this Proxy confers authority to and shall be voted in accordance with the best judgement of the Proxies. This Proxy is solicited by the Board of Directors of the Corporation, and may be revoked prior to its exercise by filing with the Secretary of the Corporation a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the meeting and electing to vote in person.

Please be sure to sign and date this Proxy in the box below.  Date
                                                                  -------------


-------------------------------------------------------------------------------
Stockholder sign above                  Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                                 SunSource Inc.

-------------------------------------------------------------------------------
Please sign exactly as name or names appear on this Proxy. If partnership interests are held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full title.

IMPORTANT - PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
            ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------